Exhibit 99.1

Caribou Biosciences Reports Third Quarter 2025 Financial Results and Provides Business Update

•Vispa-cel (CB-010) ANTLER phase 1 data demonstrate efficacy and durability on par with autologous CAR-T cell therapy and safety allows for outpatient use, highlighting its potential as a best-in-class allogeneic CAR-T cell therapy for LBCL

•CB-011 CaMMouflage phase 1 data demonstrate deep, durable responses and manageable safety, highlighting its potential as a best-in-class allogeneic CAR-T cell therapy for r/r multiple myeloma

•$159.2 million in cash, cash equivalents, and marketable securities as of September 30, 2025

BERKELEY, Calif., November 12, 2025 (GLOBE NEWSWIRE) -- Caribou Biosciences, Inc. (Nasdaq: CRBU), a leading clinical-stage CRISPR genome-editing biopharmaceutical company, today reported financial results for the third quarter 2025 and provided an overview of recent corporate highlights.

“We were thrilled to recently share positive clinical data from both our off-the-shelf CAR-T cell therapy programs, vispa-cel for second-line large B cell lymphoma and CB-011 for relapsed or refractory multiple myeloma. These results represent a defining moment for our company and the field of allogeneic CAR-T cell therapy,” said Rachel Haurwitz, PhD, Caribou’s president and CEO. “As we advance both programs, we are committed to delivering on the promise of off-the-shelf cell therapies – offering rapid treatment, scalable manufacturing, and the possibility of broad patient access.”

Clinical highlights
Vispacabtagene regedleucel (vispa-cel; formerly CB-010), a clinical-stage allogeneic anti-CD19 CAR-T cell therapy for patients with relapsed or refractory B cell non-Hodgkin lymphoma
•On November 3, 2025, Caribou announced positive data from the ANTLER phase 1 trial demonstrating efficacy and durability on par with autologous CAR-T cell therapies in the confirmatory cohort (N=22) as well as in patients who received vispa-cel with an optimized profile (N=35). These data highlight vispa-cel’s potential as the best-in-class allogeneic CAR-T cell therapy for second-line (2L) large B cell lymphoma (LBCL).
◦As of the September 29, 2025, efficacy data cutoff date, the efficacy data for the confirmatory cohort with partial HLA matching (≥4 HLA matches; N=22) included: 82% overall response rate (ORR), 64% complete response (CR) rate, and 51% progression-free survival (PFS) at 12 months. The median follow up for the confirmatory cohort was 6.0 months.
◦The Company leveraged its large allogeneic CAR-T cell clinical data set (>140 patients dosed across multiple clinical trials) to identify key factors linked to successful patient outcomes. Two of those factors are donor age (young donors drive enhanced outcomes relative to older donors) and partial HLA matching (matching 2 or more [2+] alleles correlates with outcomes on par with autologous CAR-T cell therapies). Of the 84 patients dosed with vispa-cel, there are 35 CD19-naïve LBCL patients who received vispa-cel with an optimized profile (32 of these patients were 2L and 3 of these patients were 3L+). The optimized profile vispa-cel was manufactured from young donor-derived T cells, and the 35 patients matched a minimum of 2 HLA alleles with the T cell donor.
◦As of the September 29, 2025, efficacy data cutoff date, the efficacy data for the cohort that received vispa-cel with an optimized profile (≥2 HLA matched, young donor; N=35) included: 86% ORR, 63% CR rate, and 53% PFS at 12 months. The median follow up for the optimized profile cohort was 11.8 months, and the longest responding patient, who completed the 2-year ANTLER trial and enrolled in the long-term follow-up study, is in complete response 3 years post infusion.
◦In all patients treated in ANTLER (N=84) as of the September 2, 2025, safety data cutoff date, vispa-cel demonstrated a generally well-tolerated safety profile, which will allow for administration in the outpatient setting and at community hospitals.
•In recent interactions, the FDA has recommended the Company conduct a randomized, controlled trial in 2L LBCL CD19-naive patients who are ineligible for transplant and autologous CAR-T cell therapy. The Company intends to follow this approach with its planned pivotal phase 3 clinical trial design, which it expects to further refine through continued engagement with the FDA in the coming months.

CB-011, a clinical-stage allogeneic anti-BCMA CAR-T cell therapy for patients with relapsed or refractory multiple myeloma (r/r MM)
•On November 3, 2025, Caribou announced positive first clinical data from the dose escalation portion of the CaMMouflage phase 1 trial, highlighting CB-011’s potential as a best-in-class allogeneic CAR-T cell therapy for patients with r/r MM.
◦48 patients have been treated in the dose escalation portion of the CaMMouflage phase 1 trial. The Company disclosed on November 3, 2025, that the recommended dose for expansion (RDE) is a single dose of 450 million CAR-T cells following a lymphodepletion regimen of 500 mg/m2 cyclophosphamide and 30 mg/m2 fludarabine daily for three days.
▪In the 12-patient, BCMA-naïve cohort treated at the RDE with the selected lymphodepletion regimen, as of the September 24, 2025, data cutoff date, the efficacy data included: 92% ORR, 75% ≥CR, and 91% (10/11 evaluable patients) minimal residual disease (MRD)-negativity.
•Caribou is advancing CB-011 into dose expansion by the end of this year and expects to report dose expansion data as well as longer follow up on dose escalation data in 2026.

Upcoming events
•8th Annual Evercore Healthcare Conference, Coral Gables, FL
December 2, 2025, fireside chat at 8:45 am ET
Webcast
•Caribou to host a breakfast reception and KOL panel at the 67th ASH Annual Meeting
December 6, 2025, 7:30 am ET
Panel of clinicians from sophisticated community hospitals and academic centers to discuss how vispa-cel could change the treatment paradigm for lymphoma by bringing CAR-T cell therapies into the community setting, closer to where patients live. Webcast details to be posted on Caribou’s Events page

Third quarter 2025 financial results
Licensing and collaboration revenue: Revenue from Caribou’s licensing and collaboration agreements was $2.2 million for the three months ended September 30, 2025, compared to $2.0 million for the same period in 2024.

R&D expenses: Research and development expenses were $22.4 million for the three months ended September 30, 2025, compared to $30.4 million for the same period in 2024. The decrease was primarily related to decreases in clinical trial-related activities, including manufacturing for the Company’s clinical CAR-T cell therapy product candidates, personnel-related expenses related to its reduction in workforce and strategic pipeline prioritization, and other facilities and allocated expenses.

G&A expenses: General and administrative expenses were $9.2 million for the three months ended September 30, 2025, compared to $9.8 million for the same period in 2024. This decrease was primarily related to a decrease in personnel-related expenses related to the reduction in workforce and strategic pipeline prioritization and was partially offset by an increase in legal and other service-related expenses.

Cash, cash equivalents, and marketable securities: Caribou had $159.2 million in cash, cash equivalents, and marketable securities as of September 30, 2025, compared to $249.4 million as of December 31, 2024. Caribou expects its cash, cash equivalents, and marketable securities will be sufficient to fund its current operating plan, including dose expansion for CB-011 and certain start-up activities for its planned vispa-cel pivotal trial, into 2H 2027. The Company is exploring multiple options to fully fund its planned vispa-cel pivotal trial.

About vispacabtagene regedleucel
Vispacabtagene regedleucel (vispa-cel; formerly known as CB-010) is an allogeneic anti-CD19 CAR-T cell therapy being evaluated in patients with relapsed or refractory B cell non-Hodgkin lymphoma (r/r B-NHL). To Caribou’s knowledge, vispa-cel is the first allogeneic CAR-T cell therapy in the clinic with a PD-1 knockout, a genome-editing strategy designed to enhance CAR-T cell activity by limiting premature CAR-T cell exhaustion. The FDA granted vispa-cel Regenerative Medicine Advanced Therapy (RMAT), Orphan Drug, and Fast Track designations for B-NHL.

About the ANTLER phase 1 clinical trial
The ANTLER clinical trial is a multicenter, open-label phase 1 trial evaluating vispa-cel in adult patients with r/r B-NHL. Eighty-four patients have been treated in the ANTLER clinical trial as of September 2, 2025. Using a 3+3 enrollment strategy, safety and efficacy were assessed in 16 patients in dose escalation evaluating 40x106, 80x106, and 120x106 CAR-T cell dose levels with a lymphodepletion (LD) regimen of cyclophosphamide at 60 mg/kg/day for 2 days followed by fludarabine at 25 mg/m2/day for 5 days. Forty-one second-line large B cell lymphoma (2L LBCL) patients were enrolled in the dose expansion portion, and 80x106 CAR-T cells was selected as the recommended phase 2 dose (RP2D). An additional 22 2L LBCL patients were enrolled in the confirmatory cohort, which prospectively evaluated the Company’s partial HLA matching strategy. Five patients were enrolled in a cohort of third-line or later LBCL patients with prior exposure to CD19-targeted therapy. Additional information on the ANTLER trial (NCT04637763) can be found at clinicaltrials.gov.

About CB-011
CB-011 is an allogeneic anti-BCMA CAR-T cell therapy being evaluated in patients with relapsed or refractory multiple myeloma (r/r MM) in the CaMMouflage phase 1 clinical trial. To Caribou’s knowledge, CB-011 is the first allogeneic CAR-T cell therapy in the clinic that is engineered to enable activity through an immune cloaking strategy with a B2M knockout and insertion of a B2M–HLA-E fusion protein to blunt immune-mediated rejection. CB-011 has been granted Fast Track and Orphan Drug designations by the FDA.

About the CaMMouflage phase 1 clinical trial
The CaMMouflage clinical trial is a multicenter, open-label phase 1 trial evaluating CB-011 in adults with r/r MM who have been treated with three or more prior lines of therapy. Using a 3+3 dose escalation design, safety and efficacy of CB-011 were evaluated in 48 patients at multiple dose levels and two different lymphodepletion (LD) regimens. Thirteen patients were treated with a single dose of CB-011 (50x106 [N=3], 150x106 [N=7], and 450x106 [N=3] CAR-T cells) with an LD regimen of 300 mg/m2 cyclophosphamide and 30 mg/m2 fludarabine daily for 3 days, and 35 patients were treated with a single dose of CB-011 (150x106 [N=6], 300x106 [N=13], 450x106 [N=13], and 800x106 [N=3] CAR-T cells) with an LD regimen of 500 mg/m2 cyclophosphamide and 30 mg/m2 fludarabine daily for 3 days. The dose expansion portion of the trial will evaluate safety and efficacy of CB-011 at 450x106 CAR-T cells with the selected LD of 500 mg/m2 cyclophosphamide and 30 mg/m2 fludarabine daily for three days. Additional information on the CaMMouflage trial (NCT05722418) can be found at clinicaltrials.gov.

About Caribou Biosciences, Inc.
Caribou is a clinical-stage CRISPR genome-editing biopharmaceutical company dedicated to developing transformative therapies for patients with devastating diseases. The Company’s genome-editing platform, including its Cas12a chRDNA technology, enables superior precision to develop cell therapies that are armored to potentially improve activity against diseases. Caribou is focused on vispacabtagene regedleucel (vispa-cel) and CB-011 as off-the-shelf CAR-T cell therapies that have the potential to provide broad access and rapid treatment for patients with hematologic malignancies. Follow the Company @CaribouBio and visit www.cariboubio.com.

Forward-looking statements and important information
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. In some cases, you can identify forward-looking statements by terms such as “may,” “will,” “should,” “expect,” “plan,” “anticipate,” “could,” “intend,” “target,” “project,” “contemplate,” “believe,” “estimate,” “predict,” “potential,” or “continue,” or the negative of these terms or other similar expressions, although not all forward-looking statements contain these words. These forward-looking statements include, but are not limited to, any statements regarding the initiation, timing, progress, strategy, plans, objectives, expectations (including as to the results) with respect to the Company’s CAR-T cell therapy product candidate clinical trials, including the expected design, protocol, and timing of initiation of the pivotal phase 3 clinical trial for vispa-cel in 2L LBCL CD19-naïve patients; for initiating dose expansion by the end of 2025 and reporting dose expansion data, along with longer follow-up data on dose escalation, in 2026 from its ongoing CaMMouflage phase 1 clinical trial for CB-011 in patients with r/r MM; its ability to successfully develop its CAR-T cell therapy product candidates and to obtain and maintain regulatory approval for these product candidates; the likelihood of its clinical trials demonstrating safety and efficacy of its CAR-T cell therapy product candidates; the beneficial characteristics, safety, efficacy, therapeutic effects, and potential advantages of its CAR-T cell therapy product candidates; and the expected timing or likelihood of regulatory filings and approval for its CAR-T cell therapy product candidates. Management believes that these forward-looking statements are reasonable as and when made. However, such forward-looking statements are subject to risks and uncertainties, and actual results may differ materially from any future results expressed or implied by the forward-looking statements. Risks and uncertainties include, without limitation, risks inherent in the development of allogeneic CAR-T cell therapy products; uncertainties related to the initiation, cost, timing, progress, and results of its current and future clinical trials; the risk that initial, preliminary, or interim clinical trial data will not ultimately be predictive of the safety and efficacy of its CAR-T cell therapy product candidates or that clinical outcomes may differ as patient enrollment continues and as more patient data becomes available; the risk that different conclusions or considerations are reached once additional data have been received and fully evaluated; the ability to obtain key regulatory input and approvals; and risks related to its limited operating history, history of net operating losses, financial position, and its ability to raise additional capital as needed to fund its operations and CAR-T cell therapy product candidate development, including the ability to fully fund its pivotal phase 3 clinical trial for vispa-cel; as well as other risk factors described from time to time in Caribou’s filings with the Securities and Exchange Commission (SEC), including its Annual Report on Form 10-K for the year ended December 31, 2024, and subsequent SEC filings. In light of the significant uncertainties in these forward-looking statements, you should not rely upon forward-looking statements as predictions of future events. Except as required by law, Caribou undertakes no obligation to update publicly any forward-looking statements for any reason.

Caution should be exercised when interpreting results from separate trials involving commercially approved autologous CAR-T cell therapies. The results of autologous CAR-T cell therapies referenced in this press release have been derived from publicly available reports of clinical trials not conducted by Caribou, and Caribou has not performed any head-to-head trials comparing any of these autologous CAR-T cell therapies with vispa-cel. As such, the results of these autologous CAR-T cell therapy clinical trials may not be comparable to clinical results for vispa-cel. The autologous CAR-T cell therapy clinical trials vary in material ways from the ANTLER clinical trial for vispa-cel including with respect to trial design and duration, patient population, patient characteristics, clinical trial phase, treatment protocols, investigators, and other important factors. As a result, cross-trial comparisons may have no interpretive value on Caribou’s existing or future clinical results. For further information and to understand these material differences, you should read the reports for the autologous CAR-T cell therapy clinical trials and the sources included in Caribou’s corporate presentations on its website.

Caribou Biosciences, Inc.
Condensed Consolidated Balance Sheet Data
(in thousands)
(unaudited)

	September 30, 2025	December 31, 2024
Cash, cash equivalents, and marketable securities	$159,212	$249,386
Total assets	194,984	313,313
Total liabilities	53,139	60,362
Total stockholders’ equity	141,845	252,951
Total liabilities and stockholders' equity	$194,984	$313,313

Caribou Biosciences, Inc.
Condensed Consolidated Statement of Operations
(in thousands, except share and per share data)
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
Licensing and collaboration revenue	$2,198	$2,024	$7,218	$7,917
Operating expenses:
Research and development	22,401	30,421	85,624	99,689
General and administrative	9,197	9,841	29,335	35,969
Impairment charges	—	—	12,150	—
Total operating expenses	31,598	40,262	127,109	135,658
Loss from operations	(29,400)	(38,238)	(119,891)	(127,741)
Other income (expense):
Impairment of equity investment	—	—	(9,158)	—
Change in fair value of the MSKCC success payments liability	—	(164)	785	1,934
Other income, net	1,852	3,718	6,627	12,192
Total other income (expense)	1,852	3,554	(1,746)	14,126
Net loss	(27,548)	(34,684)	(121,637)	(113,615)
Other comprehensive income (loss)
Net unrealized gain (loss) on available-for-sale marketable securities, net of tax	53	1,108	(162)	759
Net comprehensive loss	$(27,495)	$(33,576)	$(121,799)	$(112,856)
Net loss per share, basic and diluted	$(0.30)	$(0.38)	$(1.31)	$(1.26)
Weighted-average common shares outstanding, basic and diluted	93,293,099	90,455,900	93,002,678	90,034,799
MSKCC: Memorial Sloan Kettering Cancer Center